Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated July 18, 2022 relating to the combined financial statements of Excelera DCE, Inc. as of and for the years ended December 31, 2021 and 2020 and consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Ramirez Jimenez International CPAs

Irvine, California

July 25, 2022